EXHIBIT 10.3.1
PROMISSORY NOTE

$ 506,000.00	July 19, 2005

Robert S. Hekemian, Jr., having an address of 39 Twinbrooks Road N (herein referred to as the "Borrower"), for value received, hereby promises to pay to the order of FIRST REAL ESTATE INVESTMENT TRUST of NEW JERSEY, successors and/or assigns (herein referred to as the "FREIT") at its offices, 505 Main Street, Hackensack, New Jersey 07601, on or before June 19, 2015 (the "Maturity Date"), the principal sum of Five hundred and Six Thousand Dollars and no cents ($ 506,000.00) or so much thereof as shall be outstanding as of the Maturity Date, and to pay interest on the unpaid principal amount hereunder as hereinafter set forth.

(a)           Interest on this Note shall be charged at a per annum rate (the “LIBOR Rate”), equal to two hundred twenty-five (225) basis points in excess of “LIBOR” (as defined below), for the corresponding “LIBOR Interest Period” (being periods of three (3) months).  No LIBOR Interest Period shall extend beyond the Maturity Date of this Note.  The Libor Rate should be reset on each November 1, February 1, May 1 and August 1 during the term.

(b)           (i)           For the purposes hereof, any interest period to which a LIBOR Rate applies is referred to as a “LIBOR Interest Period”, and the loan, or any part thereof, when bearing a LIBOR Rate, is referred to herein as a A LIBOR Loan.

(ii)          The term "LIBOR" or “LIBOR Rate” shall mean, as applicable to any LIBOR Loan, the rate per annum as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such LIBOR Loan as reported in the Wall Street Journal on the business day closest to the day prior to the reset date.

(c)           LIBOR shall be adjusted each November 1, February 1, May 1 and August 1 during the term of this Note  (such day being referred to herein as a “Reset Date”) (but if any day is not a Business Day, then the first succeeding day that is a Business Day shall instead apply.

(d)          The Borrower shall have the right to repay Loan without penalty.

(e)           In the event Borrower's employment by Hekemian & Co., Inc. shall terminate for any reason, then this Note shall be repaid within 90 days of demand therefor by FREIT.

1.             The Borrower shall pay to FREIT interest upon any unpaid balance on this Note, which interest shall be due and payable to FREIT on November 1, February 1, May 1, and August 1 during the term in arrears, on the outstanding principal balance, commencing on November 1, February 1, May 1, and August 1 during the term of the month.  Interest will be charged on all sums due to FREIT even after a default or judgment.  Each payment made to FREIT, when paid, shall be applied first to the payment of all interest, charges and fees accrued and unpaid, and the balance thereof to payment on account of principal.  Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed.  Notwithstanding anything hereinabove to the contrary, any interest accrued from the date of the Note through October 31, 2006 shall be due and payable on November 30, 2006.  Pursuant to the Pledge and Security Agreement entered into between Borrower and FREIT, all refinancing proceeds, distributions, and other cash flow paid to FREIT as assignee of Borrower’s Membership Interest in Rotunda 100, LLC, shall be applied first to accrued and unpaid interest, charges and fees, and then to any outstanding principal.

2.            On the Maturity Date there shall be due and payable all unpaid principal together with all accrued and unpaid interest, charges, and fees and all other sums computed in accordance with this Note or otherwise payable pursuant to the Loan Documents.  If the Maturity Date is not a business day, this final payment shall be due and payable on the preceding business day.

3.            In the event any payment of interest or principal is received by FREIT more than ten (10) days after the date due, the Borrower shall, to the extent permitted by law, pay FREIT a late charge of five (5%) percent of the overdue payment.

4.            To the extent permitted by law, upon the occurrence of an Event of Default, as defined herein the rate of interest on the unpaid principal balance shall, at the option of FREIT be five  (5%) percent in excess of the rate of interest provided herein (the "Default Rate").  The Borrower acknowledges that:  (i) such additional rate is a material inducement to FREIT to make the loan; (ii) FREIT would not make the loan in the absence of the agreement of the Borrower to pay such additional rate; (iii) such additional rate represents compensation for increased risk to FREIT that the loan will not be repaid; and (iv) such rate is not a penalty and represents a reasonable estimate of (a) the cost to FREIT in allocating its resources (both personnel and financial) to the ongoing review, monitoring, administration and collection of the loan and (b) compensation to FREIT for losses that are difficult to ascertain.

5.            Any one or more of the following shall constitute an event of default under this Note (each an “Event of Default”” and collectively “Events of Default”“):

(a)	If default shall be made in the payment of any amount payable under this Note when and as the same shall become due and payable.

(b)	If an Event of Default as defined in the Pledge and Security Agreement hereinafter defined shall occur.

6.             If any Event of Default shall have occurred, FREIT may:

(a)           declare the entire unpaid principal balance, together with all accrued and unpaid interest, charges, fees and all other sums under this Note to be due and payable, whereupon this Note shall become forthwith due and payable as to principal, interest, charges, fees and all other sums due hereunder, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein notwithstanding;

(b)           collect interest on any overdue principal, interest, charges, fees and other sums owing under this Note at the highest rate set forth in this Note or at the Default Rate, whichever is higher;

(c)           sell all or part of any collateral given to secure this Note at public or private sale, with such notice, if any, as may be required by law, all such notice being hereby waived to the extent permitted by law;

(d)           institute proceedings for the complete or partial foreclosure of any property securing the within Note; and/or

(e)           commence any other proceedings or steps to protect or enforce its rights in any sequence determined by FREIT.

7.            The Borrower hereby grants to FREIT, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to FREIT, whether now existing or hereafter arising, upon and against the Borrowers Membership Interest in Rotunda 100, LLC, and as set forth in a certain Pledge and Security Agreement of even date herewith given by Borrower to FREIT.  At any time without demand or notice (any such notice being expressly waived by the Borrower), FREIT may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower even though unmatured regardless of the adequacy of any other collateral securing this Note.  ANY AND ALL RIGHTS TO REQUIRE FREIT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY COLLATERAL WHICH SECURES THIS NOTE OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

8.            No right or remedy herein conferred upon or reserved to FREIT is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  No delay or omission of FREIT to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Note may be exercised from time to time and as often as may be deemed expedient by FREIT.  Nothing in this Note contained shall affect the obligation of the Borrower or any guarantor or endorser to pay the principal of and interest on this Note in the manner and at the time and place herein expressed.

9.            FREIT may, without notice to or consent of any party liable for the payment hereof as guarantor, endorser, surety or in any capacity whatsoever, and without impairing or affecting the liability of such party to FREIT, (a) extend the time for payment of this Note; (b) alter any other term of this Note by agreement with the Borrower; (c) release, settle or compromise with any other party liable for the payment hereof; and/or (d) release, or substitute for, any collateral held by FREIT as security for the payment of any sum owing to FREIT by any party hereto; and any renewal and/or modification document required by FREIT and executed by the Borrower shall be deemed consented to by all such parties without any requirement that any such party execute any such document.  The Borrower and all guarantors, endorsers, sureties, and others liable hereunder in any capacity whatsoever hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest, protest of this Note, and all other notice of any kind.

10.           Should the indebtedness represented by this Note or any part hereof be collected in any proceeding, or this Note be placed in the hands of attorneys for collection after default, the Borrower agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees in addition to expenses.

11.           This Note is binding on the Borrower, any guarantors, endorsers, sureties, and all others liable hereon and their heirs, administrators, executors, representatives, successors and assigns, and shall inure to the benefit of FREIT, its successors and assigns.

12.           This Note and the rights and obligations of all parties hereto shall be subject to and governed by the laws of the State of New Jersey and irrespective of any conflicts of laws.

13.           In case any one or more of the provisions herein or in any note, document, instrument, agreement or writing executed in conjunction herewith shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

14.           In consideration of the agreements contained herein, the Borrower hereby waives any provisions applicable in connection with any voluntary or involuntary insolvency, bankruptcy, reorganization, fraudulent conveyance or similar proceeding involving the Borrower under any state or federal law regarding creditors= rights or debtors= obligations imposing against the Borrower, or otherwise providing for, an automatic stay under Section 362(a) of the Bankruptcy Code or any other prohibition against FREIT=s commencing, maintaining or completing any proceedings in connection with or the exercise or enforcement of any of FREIT=s rights hereunder or any applicable law.  In furtherance thereof, the Borrower agrees that, in the event of the imposition of any such stay or other prohibition, (a) not to contest any motion made by FREIT for the lifting thereof or for exemption therefrom; and (b) to cooperate with FREIT, in any manner requested by FREIT, in its efforts to obtain relief from any such stay or other prohibition.

15.           Upon receipt of an affidavit of an officer of FREIT as to the loss, theft, destruction or mutilation of this Note or any other loan document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other document, the Borrower will issue, in lieu thereof, a replacement note or other document in the same principal amount thereof and otherwise of like tenor.

16.           This Note is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Note.  All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Note, and no party is relying on any promise, agreement or understanding not set forth in this Note.  This Note may not be amended or modified except by a written instrument describing such amendment or modification executed by Borrower and FREIT.

17.           FREIT shall have the unrestricted right at any time or from time to time, and without Borrower’s or any Guarantor’s consent, to assign all or any portion of its rights and obligations hereunder to one or more and person (each, an “Assignee”), and Borrower and each Guarantor agrees that it shall execute or cause to be executed, such documents, including without limitation, amendments to this Note and to any other documents, instruments and agreements executed in connection herewith as shall be reasonably necessary  to effect the foregoing, provided same do not change the Borrower’s rights and obligations.  The loan evidence by this Note has been made by FREIT to the Borrower as an accommodation to Borrower as and employee of Hekemian & Co., Inc. to make an investment in Rotunda 100, LLC, which is a limited Member of Grande Rotunda, LLC,  the owner of certain property in Baltimore, Maryland (the “Property”) in which FREIT is the Managing Member.  Notwithstanding anything else herein provided, any monies to which Borrower is entitled as a member of Rotunda 100, LLC resulting from a refinancing of the Property shall be first applied to the outstanding principal balance and accrued interest, if any, to the extent thereof.

THE BORROWER AND EVERY OTHER PARTY LIABLE HEREON AS GUARANTOR, ENDORSER, SURETY OR IN ANY CAPACITY WHATSOEVER EXPRESSLY WAIVE THE RIGHT TO A JURY TRIAL ON ALL ISSUES SO TRIABLE, CONSENT TO AND CONFER PERSONAL JURISDICTION OVER THE BORROWER AND SUCH OTHER PARTY ON THE COURTS OF THE STATE OF NEW JERSEY, EXPRESSLY WAIVE ANY OBJECTIONS AS TO VENUE IN ANY OF SUCH STATE COURTS, AND EXPRESSLY WAIVE ANY RIGHT OF REMOVAL FROM SUCH STATE COURTS.

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IN WITNESS WHEREOF, the Borrower has caused these presents to be properly executed by their duly authorized corporate officers, the day and year first above written.

WITNESS:
/s/ Robert S. Hekemian, Jr.
Robert S. Hekemian, Jr.

/s/ Allan Tubin